Exhibit 10.24


                                 SWINGLINE NOTE


$5,000,000                                                    New York, New York
                                                                    June 9, 1995

      FOR VALUE RECEIVED, the undersigned, PEEBLES INC., a Virginia corporation ("Borrower"), hereby unconditionally promises to pay to the order of NatWest Bank N.A., a national banking association ("NatWest"), at its office at 175 Water Street, New York, New York 10038, or at such other place as the holder of this Swingline Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION DOLLARS ($5,000,000), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by NatWest pursuant to
Section 1.01(e) of the Credit Agreement (as hereinafter defined), at such times as are specified in, and in accordance with, the provisions of the Credit Agreement.

      This Swingline Note is one of the Notes to in, was executed and delivered pursuant to, and evidences obligations of Borrower under, that certain Credit Agreement dated as of June 9, 1995 by and among Borrower, NatWest and Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid and for a statement of NatWest's rights and remedies. The Credit Agreement is incorporated herein by reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this Swingline Note as defined in the Credit Agreement.

      Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the rate from time to time applicable to the Swingline Loans as determined in accordance with the Credit Agreement. Interest charges shall be computed on the daily principal balance of the Swingline Loan and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. In computing interest on this Swingline Note, the date of funding of the Swingline Loan shall be included and the date of the actual payment in full of the Swingline Loan shall be excluded; provided however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Loan. Interest on this Swingline Note shall be payable at the rates, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand.

      This Swingline Note is secured pursuant to the Credit Agreement and the Loan Documents referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

      If a payment hereunder becomes due and payable hereunder other than on a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement. Credit for any payments made by Borrower shall, for the purpose of computing interest earned by NatWest, be given in accordance with the Credit Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that NatWest has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

      NatWest shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Obligations as provided in the Credit Agreement and the Loan Documents.

      Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment. Borrower also waives all rights to notice and hearing of any kind upon the occurrence and continuance of an Event of Default prior to the exercise by NatWest of its right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

      THIS SWINGLINE NOTE SHALL BE DEEMED TO HAVE BEEN DELIVERED AND MADE AT NEW YORK, NEW YORK AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND JUDICIAL DECISIONS OF THE STATE OF NEW YORK.

      Whenever possible each provision of this Swingline Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Swingline Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Swingline Note. Whenever in this Swingline Note reference is made to NatWest or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and, in the case of NatWest any financial institutions to which it has sold or assigned all of any part to its commitment to make the Swingline Loan as permitted under the Credit Agreement. The provisions of this Swingline Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

                              PEEBLES INC.
                              a Virginia corporation


                              By:_____________________________


                              Name:___________________________


                              Title:___________________________